                                  EXHIBIT 10.21

                             SECURED LOAN AGREEMENT

                                October 29, 1996

A.   PARTIES

     1.   John Richard Stringer
          19915 Bella Vista
          Saratoga, CA  95070
          ("DEBTOR")

     2.   Network General Corporation
          4200 Bohannon Drive
          Menlo Park, CA  94025
          ("CREDITOR")

B.   RECITALS

     1. Whereas, as of the date of this Secured Loan Agreement first set forth above, Debtor is an executive officer of Creditor.

     2. Whereas, Creditor desires to lend Debtor and Debtor desires to borrow from Creditor funds to assist Debtor's purchase of certain land located in California and construction of a primary residence thereon.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

C.   AGREEMENT

     1. PRINCIPAL. Creditor is lending to Debtor, and Debtor is borrowing from Creditor a total principal amount of Five Hundred Thousand Dollars ($500,000) to be paid to Debtor as follows: (i) Two Hundred Thousand Dollars ($200,000) to be paid into Debtor's escrow account number 761881 with Chicago Title Company (the "LAND ESCROW") for Debtor's purchase of certain real property located at Parcel Number 1 Garrod Road, Saratoga, California 95070 which is more fully identified in the preliminary title report attached hereto as EXHIBIT A (the "LAND"), upon GMAC Mortgage Corporation's depositing into the Land Escrow Three Hundred Thousand Dollars ($300,000); and (ii) Three Hundred Thousand Dollars ($300,000) to be paid into Debtor's escrow for the permanent (mortgage) financing of the Land and the improvements to have been built on the Land (the "FINAL ESCROW"), which

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

improvements (hereafter known as the "RESIDENCE") are more fully described in "A Custom Residence for Serena Development Corp., Lot 1, Garrod Road, Saratoga, CA" dated as of May 2, 1990 and the balance of which permanent (mortgage) financing for the Land and the Residence is to be providedby GMAC Mortgage Corporation, upon GMAC Mortgage Corporation's approval of the Final Escrow closing. The amounts loaned to Debtor hereunder are evidenced by the Promissory Notes in the forms attached hereto as EXHIBITS B and C, respectively (the "NOTES"). The Note represented by EXHIBIT C for Five Hundred Thousand Dollars ($500,000) shall be executed by Debtor upon Creditor's advance of the Three Hundred Thousand Dollars ($300,000) described in Section 1 (ii) herein and in substitution and cancellation for the Note represented by EXHIBIT B for Two Hundred Thousand Dollars ($200,000). Under no circumstances will funds described in Section C.1(ii) above be advanced prior to the close of the Land Escrow, nor prior to the close of the Final Escrow. In the event the Land Escrow does not close by October 31, 1996, Creditor is under no obligation to advance any funds pursuant to this Secured Loan Agreement. In the event the Final Escrow does not close by October 31, 1997, Creditor is under no obligation to advance the Three Hundred Thousand Dollars ($300,000) described in Section C.1(ii) herein. In the event Debtor is no longer an employee of Creditor prior to Creditor's advance of either the funds described in Section C.1(i) above or Section C.1(ii) above, Creditor is under no obligation to advance any funds which have not already been advanced pursuant to such Sections.

     2. SECURITY. Subject to the applicable terms of this Secured Loan Agreement, Debtor grants to Creditor a security interest in the Collateral to secure the payment of the Obligations, as defined in Section D below.

     3.   REPAYMENT.  In accordance with the terms and conditions of the Notes:

          A. INTEREST. Debtor shall make interest payments on the principal outstanding to Creditor at the simple rate of the lesser of: (a) six and six tenths percent (6.6%) per annum or (b) the statutorily prescribed applicable Federal rate (AFR) appropriate to the loan principal. Debtor shall make such interest payments semi-annually. Throughout the term of this Agreement, Debtor shall make semi-annual interest payments to Creditor within five (5) business days of Creditor's payment to Debtor of Debtor's semi-annual management bonus payments, which payments generally occur each October and April. In the event that Creditor does not: (i) make any management bonus available to any employee of Creditor; (ii) make any management bonus available to Debtor; or (iii) make a management bonus available to Debtor until after October or April, respectively, then in any of such cases, Debtor shall make his semi-annual interest payment to Creditor no later than the next successive November 15 or May 15, respectively.

          B. PRINCIPAL. In the event the Creditor advances to Debtor the entire Five Hundred Thousand Dollars ($500,000) as set forth in Section C.1 above, Debtor shall repay the full Five Hundred Thousand Dollar ($500,000) principal amount and any accrued interest thereon (from the last most recent interest payment date) on the date which is exactly five (5) years from the date the Final Escrow closes ("FINAL REPAYMENT DATE"). In the event that Creditor has advanced to Debtor only Two Hundred Thousand Dollars ($200,000) by October

31, 1997, Debtor shall repay the full Two Hundred Thousand Dollar ($200,000) principal amount and any accrued interest thereon (from the last most recent interest payment date) on October 31, 1997. Debtor is hereby permitted to prepay the principal and interest in whole or in part at any time prior to dates described in these Sections C.3A and C.3B without penalty.

     4. ACCELERATION OF PAYMENT. In the event that Debtor is no longer an employee of Creditor for any reason (except as set forth below in Section C.5), and Creditor has only advanced Debtor Two Hundred Thousand Dollars ($200,000), the payment of principal described in Section C.3.B above will no longer apply (although the payment of interest pursuant to Section C.3.A. shall remain in full force and effect) and the total principal and all accrued interest (from the last most recent interest payment date) will be due upon THE EARLIER OF: (i) the date which is nine (9) months from the date Debtor is no longer an employee of Creditor; or (ii) October 31, 1997. In the event that Debtor is no longer an employee of Creditor for any reason (except as set forth below in Section C.5), and Creditor has advanced Debtor Five Hundred Thousand Dollars ($500,000), the payment of principal and interest described in Section C.3B above will no longer apply (although the payment of interest pursuant to Section C.3.A. shall remain in full force and effect) and the total principal and all accrued interest (from the last most recent interest payment date) will be due on the date which is THE EARLIER OF: (i) nine (9) months from the date Debtor is no longer an employee of Creditor; or (ii) the Final Repayment Date.

     5.   CHANGE IN CONTROL.

          A. "CHANGE OF CONTROL EVENT" means an Ownership Change, as defined below, in which the shareholders of the Creditor before such Ownership Change do not retain, directly or indirectly, at a least a majority of the beneficial interest in the voting stock of the Creditor after such transaction or in which the Creditor is not the surviving corporation. "Ownership Change" shall be deemed to have occurred in the event any of the following occurs with respect to the Creditor:

               (i) the direct or indirect sale or exchange by the shareholders of the Creditor of all or substantially all of the stock of the Creditor;

               (ii) a merger or consolidation in which the Creditor is a party and in which the shareholders of the Creditor before such Ownership Change do not retain, directly or indirectly, at a least a majority of the beneficial interest in the voting stock of the Creditor after such transaction or in which the Creditor is not the surviving corporation;

               (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Creditor; or

               (iv)  a liquidation or dissolution of the Creditor.

          B. "CONSTRUCTIVE TERMINATION" means one or more of the following that occurs within two (2) years after the occurrence of any Change of Control
Event: (i) any
failure by the Creditor to pay, or any reduction by the Creditor of (a) the Debtor's base salary in effect immediately prior to the date of the Change of Control Event (unless reductions comparable in amount and duration are concurrently made for all other employees of the Creditor with responsibilities, organizational level and title comparable to the Debtor), or (b) the Debtor's bonus compensation in effect immediately prior to the date of the Change of Control Event (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Debtor and all other participants in the bonus program); or (ii) any failure by the Creditor to: (a) continue to provide the Debtor with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any executive, management or administrative group which customarily includes a person holding the employment position or a comparable position with the Creditor then held by the Debtor, any benefit or compensation plans and programs, including, but not limited to, the Creditor's life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans in which the Debtor was participating immediately prior to the date of the Change of Control Event, or their equivalent, or (b) provide the Debtor with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any executive, management or administrative group which customarily includes a person holding the employment position or a comparable position with the Creditor then held by the Debtor.

          C.   "PERMANENT DISABILITY" means that:

               (i) the Debtor has been incapacitated by bodily injury or disease so as to be prevented thereby from engaging in the performance of the Debtor's duties;

               (ii) such total incapacity shall have continued for a period of six consecutive months; and

               (iii) such incapacity will, in the opinion of a qualified physician, be permanent and continuous during the remainder of the Debtor's life.

          D.   "CAUSE" means:

               (i) theft, a material act of dishonesty, fraud, the falsification of any employment or Creditor records or the commission of any criminal act which impairs Debtor's ability to perform his/her duties;

               (ii) improper disclosure of the Creditor's confidential, business or proprietary information by the Debtor;

               (iii) any action by Debtor which the Creditor's Board of Directors (the "BOARD") reasonably believes has had or will have a material detrimental effect on the Creditor's reputation or business; or

               (iv) persistent failure of the Debtor to perform the lawful duties and responsibilities assigned by the Creditor which is not cured within a reasonable time following the Debtor's receipt of written notice of such failure from the Creditor.

          E. "TERMINATION UPON CHANGE OF CONTROL" means any one of the following:

               (i) any termination of the employment of the Debtor by the Creditor without Cause within two (2) years after the occurrence of any Change of Control Event;

               (ii) any termination of the employment of the Debtor by the Creditor without Cause during the period commencing thirty (30) days prior to the date of the Creditor's first public announcement that the Creditor has entered into a definitive agreement to effect an Ownership Change (even though still subject to approval by the Creditor's stockholders and other conditions and contingencies) and ending on the date of the Change of Control Event; or

               (iii) any resignation by the Debtor immediately following any Constructive Termination that occurs within two (2) years after the occurrence of any Change of Control Event.

          "Termination Upon Change of Control" shall not include any termination of the employment of the Debtor: (a) by the Creditor for Cause; (b) by the Creditor as a result of the Permanent Disability of the Debtor; (c) as a result of the death of the Debtor; or (d) as a result of the voluntary termination of employment by the Debtor that is not deemed to be a Constructive Termination pursuant to Subsection 5.B. above.

     NOTHING SET FORTH IN THIS AGREEMENT SHALL CONSTITUTE AN AGREEMENT OF EMPLOYMENT NOR SHALL THIS AGREEMENT ALTER DEBTOR'S STATUS AS AN AT-WILL EMPLOYEE OF CREDITOR.

     F. REPAYMENT UPON DEBTOR'S TERMINATION UPON CHANGE OF CONTROL. In the event of the Debtor's Termination Upon Change of Control, the repayment of interest for a period of one (1) year from the date of such Termination shall be borne by the Creditor or its successor, and the repayment of principal set forth in Subsection C.3.B shall remain in full force and effect.

     G. DUE ON SALE. In the event Debtor sells, transfers, assigns or conveys any interest (including but not limited to change of title, grants of leases, or grants of security interests) in the Land or Residence, or any portion thereof, other than the grant to GMAC Mortgage Corporation of a first deed of trust in the Land and Residence, all outstanding principal and accrued interest shall be fully due and payable immediately prior to the closing of any such upon the closing any such sale, transfer, assignment or conveyance.

D.   OBLIGATION

     The following are the "OBLIGATIONS" secured by this Agreement:

     1.   All amounts due under the Notes.

     2. All costs incurred by Creditor to obtain, preserve, and enforce this Agreement, collect the Obligation, and maintain and preserve the Collateral, and including (but not limited to) taxes, assessments, insurance premiums, repairs, reasonable attorneys' fees and legal expenses, rent, storage costs, and expenses of sale.

E.   COLLATERAL

     Debtor hereby grants and agrees to grant to Creditor a security interest in the following, hereinafter called the "COLLATERAL":

     1. To secure the Two Hundred Thousand Dollars ($200,000) loaned to Debtor and interest thereon pursuant to the Note, evidenced by EXHIBIT B: all stock options, whether vested or unvested, which Debtor has any rights to pursuant to the Network General Corporation 1989 Employee Stock Option Plan, as amended, now owned and hereafter acquired by Debtor and wherever located, and all cash or non-cash proceeds of any of the foregoing, including insurance proceeds (Debtor's "STOCK OPTIONS").

     2. Upon Creditor's advancing to Debtor the final Three Hundred Thousand Dollars ($300,000), Debtor's executing the Note evidenced by EXHIBIT C,
Debtor's executing and assisting in the filing of appropriate documentation to secure the Land/Residence Collateral described below and Creditor's extinguishing the Note represented by EXHIBIT B, Creditor will release all rights to the Collateral described in Section E.1. above and will instead secure the entire principal amount loaned hereunder and interest thereon with a deed of trust on the Land and the Residence, including all substitutes and replacements therefor, accessions, attachments, and other additions thereto, and all cash or non-cash proceeds of any of the foregoing, including insurance proceeds. At no time will Creditor have both Debtor's Stock Options and the Land/Residence as Collateral.

F.   AGREEMENTS OF DEBTOR

     1. Debtor will: take adequate care of the Collateral; insure the Collateral for such hazards and in such amounts as Creditor directs, with policies and coverages satisfactory to Creditor; pay all costs necessary to obtain, preserve, and enforce this security interest, collect the Obligation and preserve the Collateral, including (but not limited to) taxes, assessments, insurance premiums, repairs, reasonable attorneys' fees and legal expenses, rent, storage costs, and expenses of sale; furnish Creditor with any information on the Collateral requested by Creditor; allow Creditor to inspect the Collateral, and inspect and copy all records relating to the Collateral and the Obligation; sign any papers furnished by Creditor which are necessary to obtain and maintain this security interest, including but not limited to executing Joint Escrow Instructions appointing Gray Cary Ware & Freidenrich as agent with respect to Debtor's Stock Options as security, executing and filing a form UCC-1 Financing Statement with the
                                       6

California Secretary of State, appropriate deeds of trust with the county of Santa Clara or elsewhere as Creditor may deem appropriate to perfect its security interest; perfect a security interest (using a method satisfactory to Creditor) in goods covered by chattel paper which is part of the Collateral; notify Creditor of any change occurring in or to the Collateral, or in any fact or circumstance warranted or represented by Debtor in this Agreement or furnished to Creditor, or if any Event of Default occurs.

     2. For so long as Creditor has as Collateral Debtor's Stock Options Debtor will not, without Creditor's prior written consent exercise in any period more than fifty percent (50%) of the number of Stock Options which vested in such period.

     3. Debtor warrants: except for the first deed of trust which will be perfected on the Land and Residence by GMAC Mortgage Corporation, no financing statement, deed of trust or notice of security interest has been filed with respect to the Collateral, other than relating to this security interest; Debtor is absolute owner of the Collateral, and it is not encumbered other than by this security interest (and the same will be true of Collateral acquired hereafter when acquired); all account debtors and obligors, whose obligations are part of the Collateral, are to the extent permitted by law prevented from asserting against Creditor any claims or defenses they have against sellers.

G.   RIGHTS OF CREDITOR

     Creditor may, in its discretion, before or after default: terminate, on notice to Debtor, Debtor's authority to sell, lease, otherwise transfer Collateral, or any other Collateral as to which such permission has been given; require Debtor to give possession or control of the Collateral to Creditor; indorse as Debtor's agent any instruments or chattel paper in the Collateral; notify account debtors and obligors on instruments to make payment directly to Creditor; contact account debtors directly to verify information furnished by Debtor; take control of proceeds and use cash proceeds to reduce any part of the Obligation; take any action Debtor is required to take or otherwise necessary to obtain, preserve, and enforce this security interest, and maintain and preserve the Collateral, without notice to Debtor, and add costs of same to the Obligation (but Creditor is under no duty to take any such action); release Collateral in its possession to Debtor, temporarily or otherwise; take control of funds generated by the Collateral, such as dividends, interest, proceeds or refunds from insurance, and use same to reduce any part of the Obligation; waive any of its right hereunder without such waiver prohibiting the later exercise of the same or similar rights; revoke any permission or waiver previously granted to Debtor.

H.   DEFAULT

     1. Any of the following is an "Event of Default": failure of Debtor to pay the Notes in accordance with its terms, or any other liability in the Obligation on demand, or to perform any act or duty required by this Agreement; Debtor's material breach of any other agreement between Creditor and Debtor; falsity of any warranty or representation in this Agreement when made; material adverse change in any fact warranted or represented in this

Agreement; involvement of Debtor in bankruptcy or insolvency proceedings; death or other termination of Debtor's existence; a sale of all or substantially all of Debtor's assets; substantial loss, theft, destruction, sale, reduction in value, encumbrance of, damage to, or change in the Collateral; material adverse modification of any contract, the rights to which are part of the Collateral; levy on, seizure, or attachment of the Collateral; judgment against Debtor; filing any financing statement with regard to the Collateral, other than relating to this security interest; Creditor's belief that the prospect of payment of any part of the Obligation or the performance of any part of this Agreement, is materially impaired.

     2. When an Event of Default occurs, the entire Obligation becomes immediately due and payable at Creditor's option without notice to Debtor, and Creditor may proceed to enforce payment of same and exercise any and all of the rights and remedies available to a secured party under the California Commercial Code as well as all other rights and remedies. When Debtor is in default, Debtor, upon demand by Creditor, shall assemble the Collateral and make it available to Creditor at a place reasonably convenient to both parties.

I.   WAIVERS

     1. WAIVER OF NOTICE AND CONSENT. Debtor and all other parties now or hereafter liable for the payment hereof, whether as endorser, guarantor, surety or otherwise, severally waive demand, presentment, notice of dishonor, notice of intention to accelerate the maturity hereof, notice of acceleration of the maturity hereof, diligence in collecting, grace, notice and protest, and to the acceptance of further security or the release of any security for this Agreement or the Note, and to the release of any party liable hereunder, all without in any way affecting the liability of Debtor and any endorsers or guarantors hereof or sureties therefor whether or not they are a party to any such act or agreement.

     2. CUMULATIVE REMEDIES. No failure, delay or discontinuance on the part of Creditor or any other Creditor of rights in this Agreement or the Notes in exercising any right, power or remedy hereunder or pursuant to the Notes shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided in this Agreement and the Notes are cumulative and are not exclusive of any remedies that may be available to Creditor at law, in equity or otherwise. No amendment, modification, supplement, termination, consent, or waiver of this Agreement or the Note, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Creditor.

     3. WAIVER. The failure to exercise the option to accelerate the repayment of the Obligations evidenced by this Agreement, upon the happening of one or more of the Events of Default shall not constitute a waiver of the right to exercise the same at any subsequent time in respect of the same Event of Default (unless such Event of Default has been cured or expressly waived in writing) or any other Event of Default. The acceptance by a Creditor of these Notes of any payment which is late or is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute any of the following: (i) a waiver of the right to exercise the foregoing option at that time or at any subsequent time or nullify any prior exercise of such option; (ii) a waiver of the right to receive timely payments in the future; or (iii) a waiver of the right to receive payment in full of all amounts due and payable at the time of such payment.

J.   INDEMNIFICATION

     Debtor agrees to indemnify, defend and hold harmless Creditor and Creditors successors, assigns, agents, and directors (the "INDEMNITEES") of any interest in this Agreement or the Notes from and against (i) any and all transfer taxes, documentary taxes, assessments or charges by reason of the execution and delivery of this Agreement and the Note, and (ii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of legal counsel and other professionals) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with the providing of the Agreement or Notes by Debtor ("INDEMNIFIED LIABILITIES"); provided, however, that Debtor shall have no obligation hereunder with respect to any of the Indemnified Liabilities arising from or related to the gross negligence or willful misconduct of any Indemnitee.

K.   MISCELLANEOUS

     1. SEVERABLE PROVISIONS. Every provision of this Agreement and the Notes is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity, or unenforceability shall not affect. the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

     2. APPLICABLE LAW. This Agreement and the Notes are performable in California and shall be governed by and construed in accordance with the laws of the State of California and laws of the United States applicable to the transaction evidenced hereby.

     3. SUCCESSORS-AND ASSIGNS. This Agreement and/or the Notes may not be assigned to any third party by Creditor without the written consent of Debtor. This Agreement and the Notes and any amendments hereto and theretoshall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Debtor may not assign or transfer any interest or obligation hereunder without the prior written consent of Creditor which may not be unreasonably withheld.

     4. NOTICE. Debtor waives presentment, demand, notice of dishonor, protest, and extension of time without notice as to any instruments and chattel paper in the Collateral. Any notice to a party shall be given in writing at that party's address set forth in Section A above, or such other address of which notice is given hereunder, and shall be deemed effectively given as of the earliest of (i) when delivered personally, (ii) when sent by confirmed telex or facsimile,

(iii) one (1) day after deposit with a commercial overnight carrier with written verification of receipt, or (iv) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; PROVIDED, that if the California Commercial Code specifies another notice procedure, such notice procedure shall apply.


CREDITOR                                          DEBTOR

NETWORK GENERAL CORPORATION:

By: /s/James T. Richardson                        By: /s/John Richard Stringer
    ----------------------                            ------------------------

Name: James T. Richardson                         Name: John Richard Stringer
      -------------------                               ---------------------

Title: Senior Vice President and Chief Financial Officer
       -------------------------------------------------

The undersigned, being the spouse of the above-named Debtor, does hereby acknowledge that the undersigned has read and is familiar with the provisions of the above Secured Loan Agreement, and the undersigned hereby agrees thereto and joins therein to the extent, if any, that the agreement and joinder of the undersigned may be necessary.


                                           Name: Pamela Lura Stringer

                                           By: /s/Pamela Lura Stringer
                                               -----------------------

                                   EXHIBIT B

                     FULL RECOURSE SECURED PROMISSORY NOTE

                             Menlo Park, California


$ 200,000.00                                              OCTOBER 29, 1996

     1. OBLIGATION. For value received, John Stringer, a married individual, resident at 19915 Bella Vista, Saratoga, CA 95070 ("DEBTOR") hereby promises to pay to the order of NETWORK GENERAL CORPORATION, a Delaware corporation ("CREDITOR"), the principal sum of Two Hundred Thousand Dollars ($200,000.00), together with interest on the unpaid principal balance from the date hereof until paid at the simple rate of the lesser of: (i) six and six tenths percent (6.6%) per annum or (ii) the statutorily prescribed applicable Federal rate
(AFR) appropriate to the loan principal.

     2. INTEREST PAYMENTS. Debtor shall make interest payments on the unpaid principal balance semi-annually as set forth herein. Debtor shall make such semi-annual interest payments to Creditor within five (5) business days of Creditor's payment to Debtor of Debtor's semi-annual management bonus payments, which payments generally occur each October and April. In the event that Creditor does not: (i) make any management bonus available to any employee of Creditor; (ii) make any management bonus available to Debtor; or (iii) make a management bonus available to Debtor until after October or April, respectively, then in any of such cases, Debtor shall make his semi-annual interest payment to Creditor no later than the next successive November 15 or May 15, respectively.

     3. REPAYMENT OF PRINCIPAL. Debtor shall repay to Creditor the entire amount of unpaid principal and any accrued interest thereon no later than October 31, 1997. Debtor may prepay any or all of this Note at any time at no penalty. Any partial payment shall be applied first to accrued interest, then to principal. Delivery of interest payments and principal due under this Note shall be paid in lawful money of the United States of America at Creditor's address set forth in that certain Secured Loan Agreement dated as of October 29, 1996 between Creditor and Debtor (the "LOAN AGREEMENT").

     4. ACCELERATION OF PAYMENT. Except as set forth in the Loan Agreement, in the event that Debtor is no longer an employee of Creditor for any reason, the payment of principal described in Sections 3 above will no longer apply and the total principal and all accrued interest will be due no later than the earlier of: (i) the date which is nine (9) months after Debtor's final date as an employee of Creditor; or (ii) October 31, 1997. Nothing set forth in this Note shall constitute an agreement of employment nor shall this Agreement alter Debtor's status as an at-will employee of Creditor.

     5. DEFAULT. Upon the occurrence of an "Event of Default" (as such term is defined in the Loan Agreement) by Debtor: (a) the entire unpaid principal sum and accrued interest under this Note shall become immediately due and payable; and (b) Creditor shall have, in addition to its rights and remedies under the Loan Agreement, any and all rights and remedies available to it at law or in equity, all of which rights and remedies shall be cumulative.

     6. WAIVER. Debtor waives presentment, notice of nonpayment, notice of dishonor, protest, demand and diligence.

     7. ATTORNEYS' FEES. If suit is brought for collection of this Note, Debtor agrees to pay all reasonable expenses, including attorneys' fees, incurred by Creditor in connection therewith, whether or not such suit is prosecuted to judgment.

     8. INTEGRATION. This Note is an integral part of the Loan Agreement and shall be interpreted as part of and with the Loan Agreement.

     IN WITNESS WHEREOF, Debtor has caused this Note to be executed as of the date and year first written above.


DEBTOR

By: /s/John Richard Stringer
    ------------------------

Name: John Richard Stringer


By: /s/Pamela Lura Stringer
    ------------------------

Name:  Pamela Lura Stringer

                                   EXHIBIT C

                            SECURED PROMISSORY NOTE

                             Menlo Park, California



$ 500,000.00                                      ____________, 1997

     1. OBLIGATION. For value received, John Stringer, a married individual, resident at ______________________________________ ("DEBTOR") hereby promises to pay to the order of NETWORK GENERAL CORPORATION, a Delaware corporation ("CREDITOR"), the principal sum of Five Hundred Thousand Dollars ($500,000.00), together with interest on the unpaid principal balance from the date hereof until paid at the simple rate of the lesser of: (i) six and six tenths percent (6.6%) per annum or (ii) the statutorily prescribed applicable Federal rate
(AFR) appropriate to the loan principal.

     2. INTEREST PAYMENTS. Debtor shall make interest payments on the unpaid principal balance semi-annually as set forth herein. Debtor shall make such semi-annual interest payments to Creditor within five (5) business days of Creditor's payment to Debtor of Debtor's semi-annual management bonus payments, which payments generally occur each October and April. In the event that Creditor does not: (i) make any management bonus available to any employee of Creditor; (ii) make any management bonus available to Debtor; or (iii) make a management bonus available to Debtor until after October or April, respectively, then in any of such cases, Debtor shall make his semi-annual interest payment to Creditor no later than the next successive November 15 or May 15, respectively.

     3. REPAYMENT OF PRINCIPAL. Debtor shall repay to Creditor the entire amount of unpaid principal and any accrued interest thereon no later than the date which five (5) years from the date of this Note first set forth above. Debtor may prepay any or all of this Note at any time at no penalty. Any partial payment shall be applied first to accrued interest, then to principal. Delivery of interest payments and principal due under this Note shall be paid in lawful money of the United States of America at Creditor's address set forth in that certain Secured Loan Agreement dated as of October __, 1996 between Creditor and Debtor (the "LOAN AGREEMENT").

     4. ACCELERATION OF PAYMENT. Except as set forth in the Loan Agreement, in the event that Debtor is no longer an employee of Creditor for any reason, the payment of principal described in Sections 3 above will no longer apply and the total principal and all accrued interest will be due no later than the date which is nine (9) months after Debtor's final date as an employee of Creditor. Nothing set forth in this Note shall constitute an agreement of employment nor shall this Agreement alter Debtor's status as an at-will employee of Creditor.

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

     5. DEFAULT. Upon the occurrence of an "Event of Default" (as such term is defined in the Loan Agreement) by Debtor: (a) the entire unpaid principal sum and accrued interest under this Note shall become immediately due and payable; and (b) Creditor shall have, in addition to its rights and remedies under the Loan Agreement, any and all rights and remedies available to it at law or in equity, all of which rights and remedies shall be cumulative.

     6. WAIVER. Debtor waives presentment, notice of nonpayment, notice of dishonor, protest, demand and diligence.

     7. ATTORNEYS' FEES. If suit is brought for collection of this Note, Debtor agrees to pay all reasonable expenses, including attorneys' fees, incurred by Creditor in connection therewith, whether or not such suit is prosecuted to judgment.

     8. INTEGRATION. This Note is an integral part of the Loan Agreement and shall be interpreted as part of and with the Loan Agreement.

     IN WITNESS WHEREOF, Debtor has caused this Note to be executed as of the date and year first written above.


DEBTOR

By:
   ---------------------------------

Name:  John Richard Stringer


By:
   ----------------------------------

Name:  Pamela Lura Stringer

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